Exhibit 99.5

CONSENT OF PERSON DESIGNATED

TO SERVE ON THE BOARD OF DIRECTORS OF

SANDY SPRING BANCORP, INC.

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the joint proxy statement/prospectus of Revere Bank and Sandy Spring Bancorp, Inc., which constitutes part of Sandy Spring Bancorp, Inc.’s Registration Statement on Form S-4, as a person to become a director of Sandy Spring Bancorp, Inc.

/s/ Christina Baldwin O’Meara
Christina Baldwin O’Meara

Dated: December 26, 2019